CM ADVISERS FAMILY OF FUNDS
AMENDMENT TO THE
CUSTODY AGREEMENT

THIS AMENDMENT, dated as of the 21th day of September, 2010, to the Custody Agreement, dated as of November 20, 2006 (the “Agreement”), is entered by and between CM Advisers Family of Funds, a Delaware statutory trust (the “Trust”) and US Bank, N.A., a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into a Custody Agreement; and

WHEREAS, the Trust and the Custodian desire to amend the Agreement to revise Exhibit C (Fund Names); and

WHEREAS, the Trust has added two new series, the CM Advisers Small Cap Growth Fund and the CM Advisers Small Cap Value Fund;

NOW, THEREFORE, the parties agree as follows:

1.	Exhibit C of the Agreement is hereby superseded and replaced with Exhibit C attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by a duly authorized officer as of the date and year first written above.

CM ADVISERS FAMILY OF FUNDS	U.S. BANK, N.A.

By: /s/ Arnold Van Den Berg	By: /s/ Michael R. McVoy

Name: Arnold Van Den Berg	Name: Michael R. McVoy

Title: President	Title: Vice President

Amended Exhibit C
to the
Custody Agreement

Fund Names

Separate Series of CM Advisors Family of Funds

Name of Series
CM Advisors Fund
CM Advisors Fixed Income Fund
CM Advisors Opportunity Fund
CM Advisors Value Fund

Amended Exhibit D to the Custody Agreement

Fee Schedule – CM Advisors Family of Funds

DOMESTIC CUSTODY SERVICES FEE SCHEDULE at June, 2007

Annual Fee Based Upon Market Value Per Fund*
.70 basis point on average daily market value

Portfolio Transaction Fees
$  4.00 per book entry DTC transaction (self-affirmed)
$  7.50 per book entry DTC transaction (USB-affirmed)
$  4.00 per principal paydown
$  5.50 per repurchase agreement transaction
$15.00 per option
$  8.00 per future contract written, exercised or expired
$10.00 per book entry Federal Reserve transaction
$30.00 per physical security transaction
$  6.50 per Fed Wire/Incoming and Outgoing

Minimum annual fee per fund - $4,800

•  A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
•  No charge for the initial conversion free receipt.
•  Overdrafts – charged to the account at prime interest rate plus 2.

Plus Out-Of-Pocket Expenses – Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, extraordinary expenses based upon complexity, and all other out-of-pocket expenses.

Fees are billed monthly.
* Subject to annual CPI increase, Milwaukee MSA.

Amended Exhibit D (continued) to the Custody Agreement - CM Advisors Family of Funds

GLOBAL SUB-CUSTODIAL SERVICES ANNUAL FEE SCHEDULE at September, 2010
Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	15.00	$40	Lithuania	All	20.00	$50
Australia	All	2.00	$30	Luxembourg	All	4.00	$25
Austria	All	3.50	$35	Malaysia	All	6.00	$80
Bahrain	All	50.00	$140	Mali	All	40.00	$155
Bangladesh	All	40.00	$150	Malta	All	22.00	$75
Belgium	All	2.50	$45	Mauritius	All	30.00	$100
Benin	All	40.00	$155	Mexico	All	3.00	$20
Bermuda	All	15.00	$60	Morocco	All	35.00	$100
Botswana	All	25.00	$50	Namibia	All	30.00	$50
Brazil	All	15.00	$35	Netherlands	All	3.00	$25
Bulgaria	All	40.00	$80	New Zealand	All	3.00	$40
Burkina Faso	All	40.00	$155	Niger	All	40.00	$155
Canada	All	1.25	$12	Nigeria	All	30.0	$50
Cayman Islands	All	1.00	$10	Norway	All	3.00	$45
Channel Islands	All	1.50	$25	Oman	All	50.00	$140
Chile	All	20.00	$60	Pakistan	All	30.00	$100
China“A” Shares	All	15.00	$65	Palestinian	All	45.00	$140
China“B” Shares	All	15.00	$65	Peru	All	45.00	$105
Columbia	All	40.00	$100	Philippines	All	8.00	$75
Costa Rica	All	15.00	$60	Poland	All	25.00	$50
Croatia	All	35.00	$65	Portugal	All	15.00	$85
Cyprus	All	15.00	$45	Qatar	All	45.00	$140
Czech Republic	All	20.00	$50	Romania	All	35.00	$100
Denmark	All	3.00	$50	Russia	Equities/Bonds	30.00	$200
Ecuador	All	35.00	$65	Russia	MINFIN	15.00	$50
Egypt	All	40.00	$100	Senegal	All	40.00	$155
Estonia	All	7.00	$25	Serbia	All	65.00	$175
Euromarkets(3)	All	1.50	$10	Singapore	All	3.00	$40
Finland	All	5.00	$45	Slovak Republic	All	25.00	$110
France	All	2.50	$45	Slovenia	All	25.00	$110
Germany	All	1.00	$30	South Africa	All	3.00	$15
Ghana	All	25.00	$50	South Korea	All	10.00	$20
Greece	All	20.00	$105	Spain	All	3.00	$50
Guinea Bissau	All	50.00	$155	Sri Lanka	All	15.00	$60
Hong Kong	All	6.00	$60	Swaziland	All	30.00	$50
Hungary	All	35.00	$135	Sweden	All	2.00	$45
Iceland	All	15.00	$60	Switzerland	All	2.00	$50
India	All	10.00	$105	Taiwan	All	20.00	$100
Indonesia	All	12.00	$100	Thailand	All	6.00	$45
Ireland	Equities	3.00	$30	Togo	All	40.00	$155
Ireland	Gov’t Bonds	1.50	$10	Trinidad & Tobago	All	30.00	$65
Israel	All	15.00	$45	Tunisia	All	40.00	$45
Italy	All	3.00	$50	Turkey	All	15.00	$15
Ivory Coast	All	40.00	$155	UAE	All	45.00	$130
Jamaica	All	35.00	$50	United Kingdom	All	1.50	$10
Japan	All	1.50	$15	Ukraine	All	30.00	$45
Jordan	All	40.00	$125	Uruguay	All	50.00	$65
Kazakhstan	All	60.00	$150	Venezuela	All	40.00	$125
Kenya	All	30.00	$50	Vietnam	All	40.00	$130
Latvia	Equities	15.00	$75	Zambia	All	30.00	$50
Latvia	Bonds	25.00	$90	Zimbabwe	All	30.00	$50
Lebanon	All	25.00	$90
Base Fee – A monthly base fee of $1, 200 per account (fund) will apply. Fees will be billed monthly.

Notes:
(1)	Fee is expressed in basis points per annum where one basis point equals one hundredth of one percent (.01%) and is calculated based upon month-end market value, unless stated otherwise.

(2)	A transaction is defined as a receipt or delivery versus payment, a free receive or deliver, maturities, or security transaction related to corporate events.
(3)
Euroclear – Eurobonds only.  Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge.  In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge (surcharge schedule available upon request)

▪	Note, for all other markets specified above, surcharges may apply if a security is held outside of the local market.

Straight Through Processing – fees waived
For non-US resident clients investing in the U.S. market:
Fees for US custody are provided on the basis that if assets are held in an omnibus account for multiple underlying clients, the Client will take the necessary action to attain Qualified Intermediary (QI) status for US IRS withholding tax purposes.  Should the Client fail to take the necessary action, the fee quoted would be subject to review, and all costs incurred by The Bank of New York in fulfilling its obligations under the US regulations would be passed to the Client.  Please refer to the separate Non-Resident Alien (NRA) fee schedule.

Note: for the clients who are the sole beneficial owner of the assets held in their account with The Bank of New York and the client has provided a “W8Ben” form per account stating their ownership of the assets, the above will not apply.

Cash Transactions
▪	Currency Trade - $10.00 per transaction
▪	3rd Party Foreign Exchange – a Foreign Exchange transaction undertaken through a third party will be charged $50.

Standard Non-U.S. Proxy Services Fees
▪	Notification	$5
▪	Vote	$10
▪	Relationship Set Up Fee	$100

Tax Reclamation Services – may be subject to additional charges depending upon the service level agreed.  Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $50 per claim.

Communication Fees
▪
INFORM – Access to The Bank of New York proprietary application, INFORM, for standard custody instructions and reporting will be provided at a cost of USD 200 per month including installation and training.

▪	SWIFT Reporting and Message Fees – the following fees will apply in respect of client requested SWIFT reports and messages:
▪	Cash Reporting –
•	MT900 – Cash Debit Advice	$1.80 each
•	MT910 – Cash Credit Advice	$1.80 each
•	MT940 – Detail Cash Statement	$1.00 per message
•	MT950 – Cash Statement	$1.00 per message
▪	Securities Position Reporting
•	MT535 – Statement of Holdings	$2.00 per message
One MT535 will be issued per account per month free of charge.
•	MT536 – Statement of Transactions	$2.00 per message
•	MT537 – Statement of Pendings	$2.00 per message
▪	Confirmations
•	MT544 – Receive Free Confirm	$1.00 per message
•	MT545 – Receive Against Payment Confirm	$1.00 per message
•	MT546 – Deliver Free Confirm	$1.00 per message
•	MT547 – Deliver Against Payment Confirm	$1.00 per message
▪	Facsimile Reporting Fees
•	Corporate Actions Notifications	$2.00 per notification
•	Cash and Securities Reports	$1.00 per page

Out of Pocket Expenses
▪
Charges incurred by The Bank of New York for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

▪
A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.  Also, certain expenses are charged at a predetermined flat rate.